EXHIBIT 99.7



                           Consent of the Partners of
                        Prime Cable Growth Partners, L.P.

        This Consent ("Consent") of the partners of Prime Cable Growth Partners, L.P., a Delaware limited partnership (the "Partnership"), is entered into as of October 7, 1996 among Prime Venture I, Inc., a Delaware corporation ("PVI"), Prime Venture I Holdings, L.P., a Delaware limited partnership ("PVIH," and together with PVI, the "General Partners"), and the undersigned Limited Partners of the Partnership.

        WHEREAS, the General Partners and the Limited Partners are parties to that certain Amended and Restated Agreement of Limited Partnership of Prime Cable Growth Partners, L.P. dated as of August 20, 1987, as amended pursuant to those certain First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Amendments to Amended and Restated Agreement of Limited Partnership of Prime Cable Growth Partners, L.P. dated as of January 15, 1988, on or about January 27, 1988, October 7, 1988, June 29, 1989, March 27, 1990, August 6, 1991, June
21, 1993 and on or about January 17, 1994, respectively (as amended therein, the "Partnership Agreement"); and

        WHEREAS, (i) Section 2.6 of the Partnership Agreement limits the purpose of the Partnership to acquiring, managing, financing, investing in, selling and exchanging cable television systems and, in certain circumstances, to engaging in other activities that use non-cable television technologies to provide entertainment, data transmission, educational and other services that are also provided by cable television; and (ii) Section 4.13 of the Partnership Agreement provides that no Partnership cable television system may be sold for a consideration other than cash or marketable securities without the prior written consent of the Limited Partners owning at least 80% of the Units outstanding; and (iii) Section 6.5 of the Partnership Agreement provides for the distribution by the Partnership to the Partners of the Partnership's Net Cash Flow, but not for the in-kind distribution by the Partnership to the Partners of securities held by the Partnership; and

        WHEREAS, the Partnership owns (i) 11 shares of Class B common stock ("Class B Stock") of Alaska Cable, Inc., a Delaware corporation, and (ii) an interest as a limited partner ("L.P. Interest" and together with the Class B Stock, "Prime Alaska Interest") in Prime Cable of Alaska, L.P., a Delaware limited partnership ("Prime Alaska") in which the General Partners hold interests other than through their interests as general partners of the Partnership; and

        WHEREAS, the Partnership has agreed, subject to obtaining the consents and approvals provided for herein, to sell all of the Prime Alaska Interest in exchange for (i) shares of voting Class A Common Stock ("GCI Class A Stock") of General Communication, Inc., an Alaska corporation ("GCI") and (ii) $1.00 per share in cash for each such share of Class B Stock pursuant to the terms of that certain Securities Purchase and Sale Agreement dated May 2, 1996 (the "GCI Purchase Agreement") entered into by and among the Partnership and the other direct and indirect owners of all of the other equity interests in Prime Alaska, as sellers, GCI, as buyer, and Prime Management, all as generally described in that certain Proxy Statement/Prospectus of General Communication, Inc. dated October 4, 1996 (the "GCI Prospectus"), a true and complete copy of which has been delivered to each of the undersigned; and

        WHEREAS, the undersigned desire to enter into this Consent in order to approve of (i) the execution, delivery and performance by the Partnership of the GCI Purchase Agreement, (ii) the sale by the Partnership of the Prime Alaska Interest in exchange for shares of GCI Class A Stock, and (iii) the distribution by the Partnership to the Partners of such shares of GCI Class A Stock;



                                                         REGISTRATION STATEMENT

        NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the General Partners and the Limited Partners agree that (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Partnership Agreement):

         1. Consent. The Limited Partners hereby (i) consent to the sale of the Partnership's Prime Alaska Interest in exchange for shares of GCI Class A Stock, as generally described in the GCI Prospectus, and on such other terms as the General Partners in their reasonable discretion deem necessary or advisable, and
(ii) approve of the Partnership's execution and delivery of, and the performance by the Partnership of its obligations under, the GCI Purchase Agreement and the other documents and agreements described therein, and to otherwise consummate the transactions contemplated thereby; (iii) agree that the Partnership shall be entitled to distribute in-kind to the Partners the shares of GCI Class A Stock received by the Partnership in exchange for the LP Interest in accordance with the provisions of Sections 6.5(c) and (d) of the Partnership Agreement; (iv) agree that the fair market value of such shares of GCI Class A Stock on the date of each distribution thereof by the Partnership to the Partners shall be deemed to be equal to the average closing price for a share of GCI Class A Stock for the five trading days immediately preceding the date on which shares of GCI Class A Stock are distributed to the Partners by the Partnership; and (v) agree that the shares of GCI Class A Stock to be distributed to the Special Limited Partner as provided herein shall (A) constitute all distributions to which the Special Limited Partner is entitled under Section 6.5(c) of the Partnership Agreement and (B) constitute all distributions to which the Special Limited Partner is entitled under Section 6.5(d) of the Partnership Agreement with respect to such distribution in-kind of such shares of GCI Class A Stock.

         2. No Other Consent or Amendment. Except for the consents and approvals set forth or referred to above, the text of the Partnership Agreement shall remain unchanged and in full force and effect.

         3. Effectiveness. This Consent shall become effective (the "Effective Time") upon receipt of signed counterparts hereof from Limited Partners who own at least eighty percent (80%) of the Units outstanding on the date hereof (other than Units held by the General Partners and their Affiliates).

         4. Successors and Assigns. The undersigned, by its execution and delivery of this Consent, hereby agrees with the Partnership and the General Partners that it will (i) inform any successor or assign to all or any portion of its interest in the Partnership of its execution and delivery of this Consent and (ii) as a condition precedent to any transfer of such interest, obligate such successor or assignee in writing to be bound by the action of the undersigned in executing and delivering this Consent.

         5. Receipt of the GCI Prospectus. Each of the undersigned, by its execution and delivery of this Consent, hereby acknowledge its receipt of a copy of the GCI Prospectus.

         6. Counterparts. To facilitate execution, this Consent may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Consent (i) the signature pages taken from separate individually executed counterparts of this Consent may be combined to form multiple fully executed counterparts and
(ii) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Consent shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

         7. Law of Contract. This Consent and amendment shall be deemed to be made pursuant to the laws of the State of Delaware with respect to agreements made and to be performed wholly in the State of Delaware and shall be construed, interpreted, performed and enforced in accordance therewith.



                                                         REGISTRATION STATEMENT

        IN WITNESS WHEREOF, the parties hereby have caused their respective duly authorized officers or representatives to execute and deliver this Consent as of the day and year first above written, to be effective as of the Effective Time.

                                            GENERAL PARTNERS:

                                            PRIME VENTURE I, INC.

                                            By:
                                            Its:



                                                         REGISTRATION STATEMENT

                                            PRIME VENTURE I HOLDINGS, L.P.

                                            By:     Its General Partners:

                                                          Prime Venture I, Inc.

                                                          By:
                                                          Its:

                                                          and

                                                          Prime  II   Management
                                                          Group, Inc.


                                                          By:
                                                          Its:

                                            LIMITED PARTNERS:

                                            PCGP, INC.


                                            By:
                                            Its:


                                            TORONTO-DOMINION INVESTMENTS, INC.


                                            By:
                                            Its:


                                            THE MUTUAL LIFE INSURANCE COMPANY
                                            OF NEW YORK


                                            By:
                                            Its:


                                            BANCAL TRI-STATE CORPORATION


                                            By:
                                            Its:




                                                         REGISTRATION STATEMENT

                                            VCFA VENTURE PARTNERS, L.P.

                                            By:     VCFA Partners, L.P.
                                            Its:    General Partner


                                                    By:
                                                    Its:


                                            The Hughes Family Partnership, L.P.
                                            By:     The Hughes Management Trust
                                            Its:    General Partner


                                                    By:
                                                       Trustee


                                            MORGAN STANLEY GROUP, INC.


                                            By:
                                            Its:




                                                         REGISTRATION STATEMENT
                                                                         II-645